Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR
NTL INCORPORATED CORP.

     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of NTL Incorporated (the “Company’’) made pursuant to a prospectus dated [  ], 2003 (the “Prospectus’’), if certificates for the 19% senior secured notes of the Company (the “Old Notes’’) are not immediately available or time will not permit all required documents to reach the Company prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to U.S. Bank National Association (the “Exchange Agent’’) as set forth below. Capitalized terms not defined herein are defined in the Prospectus.

The Exchange Agent is:

U.S. Bank National Association

By Mail, By Hand and Overnight Courier:	By Facsimile:

U.S. Bank Trust Center 180 East Fifth Street St. Paul, MN 55101 Attn: Specialized Finance Group	(651) 244-1537

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in the Prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.’’

Principal Amount of Old Notes Tendered:*

$ ___________________________

Certificates Nos. (if available):

Total Principal Amount Represented by Old
Notes Certificate(s):

$ ___________________________

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof. See Instruction 1 in the Letter of Transmittal.

PLEASE SIGN HERE

X _________________________	_________________________

X _________________________	_________________________
Signature(s) of Owner(s) or Authorized Signatory	Date

Telephone Number (including area code):

     This Notice of Guaranteed Delivery must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):
Capacity:
Address(es):

GUARANTEE

     The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer pursuant to the procedures set forth in the Prospectus under “The Exchange Offer — Guaranteed Delivery Procedures,’’ together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal in respect of the Old Notes, will be received by the Exchange Agent at the Address set forth above, no later than three NYSE trading days after the date of execution hereof.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name: (Please Type or Print)

Area Code and Tel. No.	Dated:

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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